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Crypto Has Bitcoin Alternatives to Sell You as the Coin's Price Slips Below $90,000

By CRYSTAL KIM Published November 18, 2025 12:47 PM EST



Bitcoin's price has been under pressure. Meanwh
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KEY TAKEAWAYS

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- Meanwhile, the crypto industry continues to offer investors new ways to move their money into the space.

Bitcoin is down. Crypto is still shipping.

Investment appetites are being tested as products—including new exchange-traded funds, initial coin offerings and an index-linked token—launch into a bear market for the industry's best-known asset.

It's happening at a challenging time for investors, both in crypto and risk assets broadly. The crypto market has lost over $1 trillion in market value, down more than 25% since bitcoin's (BTCUSD) October peak. Meanwhile, the most well known and largest coin recently continued its descent, sinking below $90,000 overnight to levels last seen in April, before recovering to around $93,000.

But amid the downbeat price action, investors continue to have more options for their crypto capital—which, for some, may amount to alternatives to bitcoin.

WHY THIS MATTERS TO CRYPTO INVESTORS

Bitcoin is a huge part of the crypto market, accounting for more than half of its overall value. Yet the prolifer...
holding altcoins, some of which
could attract investors looking f

Coinbase Global (COIN), the large...
week debuted its revamped ICO p...
industry's version of IPOs—with t...
..., meanwhile, launched a crypto index token.

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Asset managers big and small are in the mix: There's Fidelity Solana Fund (FSOL), Bitwise Solana Staking ETF (BSOL), and Canary Capital XRP ETF (XRPC). There's 21Shares FTSE Crypto 10 Index ETF (TTOP), a fund of funds that tracks bitcoin as well as other coins including memes like doge (DOGEUSD) and decentralized exchange Hyperliquid's token (HYPEUSD), and the 21shares FTSE Crypto 10 ex BTC Index ETF (TXBC), a version *sans* bitcoin.

ETFs linked to baskets of coins that have huge slugs of bitcoin may be a tough sell in these markets, but single al
down 2% year-to-date, altcoin per
down 8% and 27%, respectively, a
native token (BNBUSD) is up 30%,
the same period.

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Markets

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XRP Pulls Back From $2.27 Peak Yet Maintains Uptrend Structure Above $2.15

Traders should watch the $2.15 pivot, as holding this level could lead to a bounce, while a break below may trigger further declines.

By Shaurya Malwa, CD Analytics

Updated Nov 18, 2025, 2:00 a.m. Published Nov 18, 2025, 2:00 a.m.


XRP-USD
2.1462
CoinDesk Data
12:00
18:00
00:00

(CoinDesk Data)

What to know:

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- XRP's price fell below critical support levels despite strong institutional ETF rollouts, indicating market weakness.
- Trading volumes surged, but diminishing retail enthusiasm and broader crypto market volatility limited XRP's momentum.
- Traders should watch the $2.15 pivot, as holding this level could lead to a bounce, while a break below may trigger further declines.

Technical breakdown accelerates despite institutional product rollouts as XRP tests critical support amid broader market weakness.

News Background

- Multiple XRP ETFs launched throughout November, including Franklin Templeton's EZRP on Nov. 18, joining Canary Capital's XRPC and several Bitwise products.
- Combined first-week ETF flows exceeded $245 million, signaling substantial institutional interest during the rollout.
- Despite strong inflows, ETF trading volumes slid 55% from peak levels, reflecting diminishing retail enthusiasm.
- Broader crypto markets weakened as Bitcoin volatility increased ahead of its Death Cross event, dragging altcoins lower.
- ETF narratives created optimism, but market liquidity remained fragmented, limiting momentum for XRP despite increased institutional access.

Price Action Summary

- XRP fell 4.96% from $2.27 → $2.16, breaking below the $2.20 support level.

The inability to lift beyond $2.18–$2.20 keeps XRP vulnerable to further decline, while the tightening range reflects market indecision rather than accumulation.

For bulls to regain control, price must break above the pennant's upper boundary and reclaim $2.28 – a threshold that now represents structural confirmation of regained upward momentum.

What Traders Should Watch Out For

Traders must monitor whether XRP's consolidation above $2.165 represents stabilization or simply a pause before continuation lower.

The next catalysts remain ETF-related, with additional Bitwise launches scheduled through Nov. 25, though recent declines in ETF trading activity suggest diminishing short-term impact unless broader market sentiment improves.

The $2.15 pivot is critical: holding the level offers potential for a bounce toward the $2.28–$2.30 corridor, while a decisive break below opens the door for a rapid selloff toward the $1.96 structural support cluster.

XRP's near-term trajectory will also depend on Bitcoin's volatility regime—particularly whether BTC stabilizes after its Death Cross event or drags altcoins into deeper retracement phases.

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Protocol Research: GoPlus Security

By CoinDesk Research, Nov 11, 2025

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What to know:

- As of October 2025, GoPlus has generated $4.7M in total revenue across its product lines. The GoPlus App is the primary revenue driver, contributing $2.5M (approx. 53%), followed by the SafeToken Protocol at $1.7M.
- GoPlus Intelligence's Token Security API averaged 717 million monthly calls year-to-date in 2025, with a peak of nearly 1 billion calls in February 2025. Total blockchain-level requests, including transaction simulations, averaged an additional 350 million per month.
- Since its January 2025 launch, the $GPS token has registered over $5B in total spot volume and $10B in derivatives volume in 2025. Monthly spot volume peaked in March 2025 at over $1.1B, while derivatives volume peaked the same month at over $4B.

View Full Report →

Crypto Leverage Hits Record High in Q3 as DeFi Dominance Reshapes Market Structure: Galaxy

By Oliver Knight, AI Boost | Edited by Stephen Alpher, 27 minutes ago


CoinDesk
Onchain lending drove crypto-collateralized debt to a new peak in last quarter, but the leverage underpinning the market is now better collateralized than during the previous cycle.

What to know:

- Onchain lending accounts for 66.9% of all crypto-collateralized borrowing, with DeFi loans hitting a record $41 billion, boosted by incentives, new collateral types and rapid growth on emerging chains like Plasma, according to a report from Galaxy Digital.
- Centralized lenders grew outstanding loans 37% to $24.4 billion, but with far tighter collateral requirements; Tether controls nearly 60% of tracked CeFi lending.
- The $19 billion Oct. 10 liquidation cascade was the largest in history, but Galaxy says it reflected exchange risk systems, not a buildup of systemic credit risk.

Read Full Story →

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

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The Daily Upside*

NOVEMBER 17, 2025

The people want ETFs. And in those ETFs they want equities … and crypto.

Those are the two most important categories to retail investors, according to data from a survey commissioned by BlackRock, which included 5,000 respondents in July and August. The report, published Thursday, shows changing priorities, particularly among young investors. While 66% of US investors said they owned individual stocks, 43% reported holding mutual funds. Bonds (29%), crypto assets (27%) and ETFs (23%) were behind. Still, ETFs are the fastest-growing category, and investors who already own them said they are most likely to buy equity (83%) and crypto (36%) funds during the next year. But among those who don't yet own ETFs and plan to, there is nearly equal demand for equity (51%) and crypto (47%).

"We're witnessing a pivotal moment as individual investors embrace ETFs for their efficiency and transparency," BlackRock head of US direct investing Amy Jenkins said in an announcement. "The predicted surge in first time ETF investors reflects a broader shift in investor preferences toward simplicity, accessibility and digital-first experiences."

An ETF Buffet to Rival Golden Corral

Next year, of course, they'll have plenty of options. The Securities and Exchange Commission has all but turned on a fire hose for new products, recently allowing the big exchanges to use generic listing standards for new ETFs. That's a golden ticket for issuers who have been waiting for months to launch spot-price crypto ETFs, including those focused on a smorgasbord of meme coins. Some products have already started coming to the market, the most recent of which include index funds of spot crypto: the 21Shares FTSE Crypto 10 Index ETF (TTOP) and FTSE Crypto 10 ex-Bitcoin Select Index ETF (TXBC). Those ETFs, which launched Thursday, apply market cap weightings and hold a variety of Swiss-domiciled crypto exchange-traded products to fill in where spot-price products are not yet available domestically. Another Thursday debut was the Canary Capital XRP ETF (XRPC).

"It feels just like another S&P 500 ETF," said Federico Brokate, global head of business development at 21shares, which has a tagline for the products similar to what index fund investors are used to hearing: "Stop chasing coins. Start owning the market." Unlike most spot crypto products, the two new ones are registered as 1940 Act (rather than 1933 Act) products.

The Daily Upside*

Investors Now Want Crypto Just as Much as ETFs



Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

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- Ease of buying and selling (40%)
- Potential for returns (37%)

In Bitcoin They Trust: This all bodes well for BlackRock, which conveniently, is the world's dominant asset manager, biggest ETF issuer and operator of the largest crypto ETP, the iShares Bitcoin Trust, which now represents about $80 billion. Only a few weeks ago, that ETF was poised to hit $100 billion in assets, though falling Bitcoin prices and a few days of net outflows have dragged its AUM down by $17 billion. It's a reminder, especially for those new to investing, that if they like the idea of crypto, they better like volatility.

Canary XRP ETF **ETF Upside** **ETF** **Thematics & Sectors**

S&P 500 (/quote/snpindex/^gspc/) -3.12 | DJI (/quote/djindices/^dji/) -137.87 | NASDAQ (/quote/nasdaqindex/ 22,404.34 +23.02

FREE ARTICLE

Where Will XRP Go Next?

By Lyle Daly (/author/20014/) – Nov 17, 2025 at 9:05AM

New Stock Pick

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(https://profile.google.com/cp/Cgkvb58wNTc4oWs)

KEY POINTS

- A spot XRP ETF received regulatory approval and started trading on Nov. 13.
- It had a successful first day, and other major cryptocurrencies have taken in billions through their ETFs.
- 10 stocks to consider buying over XRP › (https://api.fool.com/infotron/infotrack/click?apikey=35527423-a535-4519-a07f-20011582e03e&impression=c23a0fa9-5a8b-1fa4-a372-90a606c947ac&url=https%3A%2F%2Fwww.fool.com%2Fmms%2Fmark%2Fe-sa-nonbbn-kp%3Faid%3D6867%26source%3Disaedikp0000081%26ftm_cam%3Dsa-bbn-evergreen%26ftm_veh%3Dkeypoints_pitch%26ftm_pit%3D18585)

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

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XRP has been in a slump recently, but it may have just had a key growth catalyst.

XRP (XRP (/quote/crypto/xrp/) 8.72%) is one of the oldest and most successful cryptocurrencies. Launched by blockchain payments company Ripple (https://www.fool.com/investing/how-to-invest/stocks/ripple/) in 2012, XRP is now worth $139 billion, making it the fourth-largest coin by market cap (as of Nov. 14).

Over the last six months, XRP is down 10%, underperforming **Bitcoin** and **Ethereum**. But XRP investors did get some good news recently that could help it bounce back.



Image source: Getty Images.

The first spot XRP ETF is here

After months of waiting, a spot XRP ETF has received regulatory approval. The fund from asset manager Canary Capital opened on Nov. 13 with $58 million in trading volume, more than any other ETF launched this year so far.

Spot ETFs provide direct exposure to the underlying cryptocurrency. This means institutional investors, such as hedge funds, can now invest in XRP. Retail investors can also get XRP exposure in retirement accounts.

such as IRAs and Roth IRAs (https://www.fool.com/retirement/plans/ira/ira-vs-roth-ira/). ETF approval essentially provides more avenues for investment to flow into cryptocurrencies

CRYPTO: XRP (/quote/crypto/xrp/)
XRP

(-8.72%) $-0.19

$2.04


Jul 2025
Aug 2025
Oct 2025
Nov 2025

YTD 1M 3M 6M 1Y 5Y PRICE VS S&P

KEY DATA POINTS

[illegible]	[illegible]
Day's Range	[illegible]
[illegible]	[illegible]
Volume	[illegible]
Avg Vol	0
Gross Margin	0.00%
[illegible]	N/A

Bitcoin and Ethereum are useful examples of why this matters, as they were the first two cryptocurrencies to receive spot ETF approval. Bitcoin ETFs (https://www.fool.com/investing/stock-market/market-sectors/financials/cryptocurrency-stocks/bitcoin-etfs/) have had inflows of $59 billion, and Ethereum ETFs have taken in $13 billion.

ETF approval won't necessarily send XRP soaring, especially with the crypto market going through a downturn. However, it should help XRP's long-term growth prospects by attracting institutional investors.

Should you buy stock in XRP right now?

Before you buy stock in XRP, consider this:

The Motley Fool *Stock Advisor* analyst team just identified what they believe are the **10 best stocks (https://api.fool.com/infotron/infotrack/click?apikey=35527423-a535-4519-a07f-20014582e03e&impression=fed26b5f-8130-416b-9756-f80e27a18df2&url=https%3A%2F%2Fwww.fool.com%2Fmms%2Fmark%2Fe-sa-bbn-dyn-headline%3Faid%3D8867%26source%3Disaeditxt0001155%26company%3DXRP%26ftm_cam%3Dsa-bbn-evergreen%26ftm_veh%3Darticle_pitch%26ftm_pit%3D18365)** for investors to buy now… and XRP wasn't one of them. The 10 stocks that made the cut could produce monster returns in the coming years.

Consider when **Netflix** made this list on December 17, 2004... if you invested $1,000 at the time of our recommendation, **you'd have $615,279!*** Or when **Nvidia** made this list on April 15, 2005... if you invested $1,000 at the time of our recommendation, **you'd have $1,111,712!***

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See the 10 stocks » (https://api.fool.com/infotron/infotrack/click?apikey=35527423-a535-4519-a07f-20014582e03e&impression=fed26b5f-8130-416b-9756-f80e27a18df2&url=https%3A%2F%2Fwww.fool.com%2Fmms%2Fmark%2Fe-sa-bbn-dyn-headline%3Faid%3D8867%26source%3Disaeditxt0001155%26company%3DXRP%26ftm_cam%3Dsa-bbn-evergreen%26ftm_veh%3Darticle_pitch%26ftm_pit%3D18365)

Stock Advisor returns as of November 19, 2025

ABOUT THE AUTHOR



Lyle Daly is a contributing Motley Fool stock market analyst covering information technology and cryptocurrency. Lyle has been a contributor at the financial services company since 2018. His work has been featured on USA Today, Yahoo Finance, MSN, Fox Business, and Nasdaq. Before joining The Motley Fool, he wrote for financial brands including Intuit.

TMFLyleDaly (/author/20014/) **@LyleDaly (https://x.com/LyleDaly)**

×

Lyle Daly (https://www.fool.com/author/20014/) has positions in Bitcoin and Ethereum. The Motley Fool has positions in and recommends Bitcoin, Ethereum, and XRP. The Motley Fool has a disclosure policy (https://www.fool.com/legal/fool-disclosure-policy/).

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What makes XRP's outperformance more impressive is that its price is down 38% from the record high of over $3.6, registered four months ago. BTC, the leading cryptocurrency by market capitalization, has also dropped 24% since reaching a peak of over $126,000 on Oct. 6.

Several catalysts, including regulatory developments, have contributed to XRP's outperformance.

The resolution of the SEC lawsuit against Ripple, the fintech firm that uses XRP to facilitate cross-border transactions, was a major milestone, removing a significant legal barrier that had clouded XRP's adoption prospects in the U.S. This cleared the way for increased institutional participation and is seen as a critical turning point for XRP's mainstream adoption.

On the tech front, Ripple's rollout of the XRPL EVM sidechain and Ripple's RLUSD stablecoin, which has reached a market cap of $1 billion within a year of its December 2024 launch, has expanded XRP's use case beyond payments and into DeFi applications.

Ripple's strategic partnerships in key regions, such as the Middle East, and its U.S. banking license application have further strengthened XRP's appeal, as evident from the debut of Canary Capital's spot XRP exchange-traded fund (ETF) in the U.S. last week. The fund debuted with the highest day-one volume for any ETF this year.

Leading industry observers are confident that XRP ETFs will be hugely successful in drawing demand from institutional investors.

"I think it would be a huge, huge product. There's a ton of interest in XRP," asset manager Bitwise's CEO Hunter Horsley told CoinDesk TV. "There's a lot of energy, enthusiasm, and interest around it."

Horsley explained that over $100 trillion is currently sitting on traditional financial rails, and more of that is migrating onto-chain. An ETF is often the first time many of those assets can access exposure to a new asset. "If investors have the chance to trade and gain exposure to XRP, it will be a highly useful and in-demand product," he said.

Outperformance at cost

There's an old saying there's no such thing as a free lunch, and that definitely applies to XRP.

While the token has outperformed several major cryptocurrencies, it has also been among the most volatile, according to CoinDesk data.

XRP's annualized 365-day volatility stands at 91%, compared to bitcoin's 44%. The only assets with higher volatility are the CoinDesk Meme Index at 111.85% and Cardano at 100.55%.

However, with growing institutional interest and potential ETF approvals on the horizon, XRP's volatility may ease as it attracts more stable, long-term capital.

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Protocol Research: GoPlus Security

By CoinDesk Research

GOPLUS Commissioned by GoPlus


CoinDesk
Protocol Research
GoPlus Security
Commissioned by GOPLUS

What to know:

- As of October 2025, GoPlus has generated $4.7M in total revenue across its product lines. The GoPlus App is the primary revenue driver, contributing $2.5M (approx. 53%), followed by the Safe Token Protocol at $1.7M.
- GoPlus Intelligence's Token Security API averaged 717 million monthly calls year-to-date in 2025, with a peak of nearly 1 billion calls in February 2025. Total blockchain-level requests

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Big money exits XRP just as its first U.S. ETF goes live

XRP is tanking despite blockbuster debut.

MEHAB QURESHI • NOV 17, 2025 2:38 AM EST


CERTAINTY • ripple •

XRP is facing a sharp divergence between retail enthusiasm and whale behavior, just days after the launch of the first U.S. spot XRP ETF.

The token, now the fourth-largest cryptocurrency by market cap at roughly $135 billion, has long held a unique place in the digital asset ecosystem. Born in 2012 as a payments-focused alternative to slow, expensive international bank transfers, XRP has maintained one of crypto's most loyal communities despite spending years under regulatory pressure.

That pressure reached its peak in December 2020, when the U.S. Securities and Exchange Commission filed a landmark lawsuit accusing Ripple of selling XRP as an unregistered security. After a multi-year legal battle, a federal court ruled in July 2023 that XRP was not a security when traded on exchanges, a decision widely celebrated across the industry and viewed as a major blow to the SEC's aggressive enforcement campaign.

More News:

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

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Markets

XRP ETF Fails to Bump Bulls as Ripple-Linked Token Plunges 7.3% Amid BTC Selloff

Brutal selloff breaks psychological $2.30 floor, erasing recent gains as distribution overwhelms historic XRPC debut.


XRP-USD
2.3002
CoinDesk Data

What to know:

XRP experienced a sharp 7.3% decline, breaking the $2.30 support level amid a broader crypto market downtrend.

The launch of the first U.S. spot XRP ETF coincided with this selloff, highlighting increased institutional access but also market volatility.

News / Coins

Bitcoin, Ethereum ETFs Shed Over $1 Billion in Assets as XRP Fund Soars

BlackRock's iShares Bitcoin Trust totaled more than a quarter billion in investments, in the worst day of Bitcoin ETF outflows since February.


ETF

In brief

- Spot Bitcoin and Ethereum ETFs shed more than $1 billion in assets combined.
- The iShares Bitcoin Trust finished with more than a quarter billion in net outflows.
- The outflows totals came as crypto markets sagged with Bitcoin returning to its lowest level in six months.

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

On a day when the new XRP exchange-traded fund set a 2025 record for daily net inflows, established Bitcoin and Ethereum funds endured one of their worst days for investments.

On Thursday, the 11 spot BTC ETFs shed nearly $[illegible] million in assets, the second highest total in their [illegible]-month history, while the nine ETH funds bled an additional $[illegible] million, according to UK asset manager Farside Investors.

The outflows occurred on a rocky day for digital assets, with Bitcoin dropping below $[illegible] for the first time in more than six months—about 30% off its record high set in early October, according to crypto markets data provider CoinGecko. BTC plunged even deeper later Friday morning, dipping below $[illegible].



BTC price

Ethereum and Solana hit four- and five-month lows as investors continued an exodus from risk-on assets—tech stocks included—a result of the shaky U.S. economic and political environment.

BlackRock's iShares Bitcoin Trust (IBIT), the largest spot Bitcoin fund with more than $[illegible] billion in assets under management, led the declines with more than a quarter of billion in outflows. The Fidelity Wise Origin Bitcoin Fund (FBTC), the second largest Bitcoin fund by AUM, dropped more than $[illegible] million in investments.



Interest in these funds has sagged in recent weeks with IBIT hemorrhaging more than $[illegible] billion over the last [illegible] trading days and FBTC more than $[illegible] million.

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

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Registration No. 333-282545
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[illegible]

Notably, Canary Capital's spot XRP ETF (XRPC) [illegible] $58 million in first-day trading volume, the strongest debut of any exchange traded fund this year.

Congrats to $XRPC for $58m in Day One volume, the most of any ETF launched this year (out of 900+). BARELY edging out $BSOL's $57m. The two of them are in league of own tho as 3rd place is over $30m away. pic.twitter.com/[illegible]

— Eric Balchunas (@EricBalchunas) November 13, 2025

The scale of flows was unexpected with Bloomberg Senior ETF Analyst Eric Balchunas initially projecting around $17 million for XRPC. The fund cleared that within half an hour, and narrowly bested the performance of the Bitwise Solana Staking ETF (BSOL), which opened with $57 million when it launched two weeks ago.

BSOL has already gained more than $350 million in net inflows, although on Thursday it notched just $4.5 million.

[illegible]

Recommended News

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

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XRP (CRYPTO: XRP) has slid 9% in the past 24 hours despite a blockbuster debut for the Canary Spot XRP ETF, which attracted nearly $250 million on launch day.

What Happened: The inflows mark the largest crypto ETF debut of 2025 and the highest first-day volume among more than 900 ETFs this year, according to NovaDiusWealth President **Nate Geraci**, who noted that few expected such a strong showing.

The launch coincides with Washington's reopening after a 43-day shutdown, boosting confidence in new crypto ETF approvals.

Major firms like Fidelity and Invesco have already lined up their own XRP products, while Ripple continues accelerating its ecosystem by tripling its valuation to $40 billion and partnering with **Mastercard** and **Gemini** on stablecoin payment rails.

XRP has gained 216.9% over the past year, fueled by growing real-world utility, legal clarity, and anticipation of an ETF listing.

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

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> "Canary XRP ETF posts highest day one trading volume out of 900+ ETF launches this year. Also nearly $250 million inflows."

Largest ETF debut of 2025

The strong start puts XRPC ahead of Bitwise's Solana (SOL) Staking ETF (BSOL), which previously held the 2025 record of $57 million in opening day volume.

Both products now dominate the year's ETF leader board, reflecting persistent enthusiasm for crypto-linked thematic funds even as traditional ETF inflows slow.

A digital representation of the digital Cryptocurrency (XRP) with trading charts.

XRP ETF now ranks at the top, followed by BSOL, while all other debuts trail far behind. Key contenders include:

- **BSOL- $57 million**
- **HBR- $8 million**
- **LTCC- $1 million**

XRP ETF surges to $2[illegible]

Read More

Altcoin strength, but still far from BTC

Despite leading all 2025 ETF debuts, XRPC remains well o[illegible] Bitcoin (BTC) and Ethereum (ETH) ETF waves.

- **BTC spot ETFs (Jan. 2024): Trading volume of $4.6 bil[illegible]**
- **ETH spot ETFs (Jul. 2024): Trading volume of $1.07 bi[illegible]**

XRPC's $58 million represents roughly 1.3% of Bitcoin's lau[illegible]

HOME / CRYPTO / MARKETS

XRP ETF surges past 900 new funds on its first day of trading

Canary Capital's XRPC ETF surpasses every ETF debut of 2025 despite a brutal market day.

ARJUN PARASHAR • UPDATED: NOV [illegible], 2025 [illegible] PM EST · ORIGINAL: NOV [illegible], 2025



The first U.S. spot XRP exchange-traded fund closed its debut session with $58 million in day-one trading volume and roughly $245 million in net inflows, securing the top position among more than 900 ETFs launched in 2025.

Nate Geraci, president of the ETF Store, celebrated the performance, writing

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

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XRPC Records Largest First-Day Volume for ETFs Launched in 2025

The new XRP-focused ETF debuted with $59.1 million in volume and $245 million in inflows, outperforming every other 2025 ETF launch despite a red day for crypto.



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Markets

Canary Likely to Hit Pause on New ETF Filings After Launching XRP

The firm's CEO says it has "filed everything that falls under the generic listing standards" as SEC approval barriers remain high.


CoinDesk

What to know:

- Canary Capital says it has filed for all crypto ETFs currently eligible under SEC's generic listing standards.
- The firm will shift focus to managing products like its newly launched XRP ETF, which opened with $58M in trading volume.
- CEO Steve McClurg says further filings will depend on regulatory changes or new assets meeting SEC requirements.

Canary Capital will likely hit pause on new crypt
for the remainder of the year, with CEO Steve Mc
submitted applications for every token currently
guidelines.

https://www.coindesk.com/markets/2025/11/14/canary-likely-to-hit-pause-on-etf-filings-w

strongest first-day performance of any ETF launched in 2025, recording around $59.1 million in trading volume on its debut.

Bloomberg ETF analyst James Seyffart shared the fund's volume data on X, noting that it had marginally surpassed the Bitwise Solana Staking ETF's (BSOL) first-day volume of $57 million.

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The XRPC ETF saw $26 million in trading volume within the first 30 minutes of launch, far exceeding initial volume predictions, and **generated $245 million in inflows.**

Notably, the strong performance came amid a down day for crypto markets and risk assets, with XRP seeing a 4.5% decline over the last 24 hours.

Posted In: Business, Markets

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

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Canary XRP ETF nets record trading volume of all ETFs launched this year

While cryptocurrencies had a rough day on Thursday, Canary's XRP ETF had a record debut.

Yaël Bizouati-Kennedy 11/14/25 6:59AM

Canary Capital's Canary XRP XRP $2.08 (-4.12%) ETF launched Thursday and saw record trading volume, despite the overall crypto market crashing. The fund, trading on the Nasdaq under the ticker XRPC, registered $58.5 million in volume on its first day.

Jake Hanley, managing director and senior portfolio specialist at Teucrium Investment Advisors — which launched the first-ever XRP-based ETF in April, the 2x Long Daily XRP ETF — told Sherwood that "frankly, none of it surprised me."

"The XRP Army showed once again that they don't mess around. There was plenty of social media activity leading into this launch, and the community came out in full force. More than $58 million in first-day trading volume. That's impressive, but given the momentum behind XRP's ecosystem, it wasn't unexpected," Hanley said.

Hanley said that XRP is one of the digital assets with real-world use cases, and Ripple continues to expand its business lines.

"Combine that with one of the most loyal and mobilized communities in crypto, and you get days like this. So while I can't comment on the product itself, I can say the enthusiasm we saw today is another strong moment for the broader XRP community."

A slew of additional XRP ETFs amended their filings and are set to hit the market next week, including those from Franklin Templeton, Bitwise, Grayscale, and WisdomTree.

In September, the launch of the Rex-Osprey XRP ETF XRPR $17.10 (-6.02%) marked the first XRP ETF available in the US. That month, the SEC approved generic listing standards for crypto ETFs, paving the way for speedier listings. Approvals now don't require 19b-4 filings, eliminating that roadblock. There are currently more than 150 altcoin ETFs tracking 35 assets filed with the SEC.

"Everything in crypto that can go public will seek public markets. XRP's ETF debut proves crypto is breaking out of the BTC-ETH box. This is how digital assets go fully mainstream," Maja Vujinovic, CEO and cofounder of digital assets at FG Nexus, told Sherwood.

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

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News · Markets

Canary's XRP ETF Off to Hot Start, Has 'Good Shot' of Breaking Record: Analyst

The Canary XRP fund appears on track to notch the year's hottest start for any ETF, already beating estimates in just 30 minutes of trading.



In brief

- The Canary XRP ETF began trading in the U.S. on Thursday.
- Bloomberg Senior ETF Analyst Eric Balchunas said the fund had already racked up $26 million in trading volume
- Bitwise's Solana Staking ETF holds the first-day record for 2025 with $57 million in trading volume.

Canary XRP ETF sets record trading volume of all ETFs launched this year - Sherwood News

Eric Balchunas
@EricBalchunas · Follow

Congrats to $XRPC for $58m in Day One volume, the most of any ETF launched this year (out of 900). BARELY edging out $BSOL's $57m. The two of them are in league of own tho as 3rd place is over $20m away.

4:05 PM · Nov 13, 2025

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Steven McClurg, founder and CEO of Canary Capital, told Sherwood News that despite the fact that markets were down "miserably" on Thursday, XRPC has set the highest first-day trading volume of any ETF in 2025.

Cryptos overall have been crushed this week, and XRP, Ripple's native token, is down 8.5% over the past 24 hours.

"With total AUM after its first day just above $250M this achievement is a reflection of the immense demand from retail and institutional traders who have been desiring access to digital assets such as XRP for the past few years. The success is telling and we look forward to seeing XRPC continue to serve as an unique opportunity to access XRP," McClurg said.

This figure surpasses the Bitwise Solana Staking ETF, launched on October 28, which had set the previous record with $56 million in first-day trading volume.

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Could an XRP fund produce the year's hottest start for any exchange-traded fund?

It's possible, according to Bloomberg Senior ETF Analyst Eric Balchunas, who wrote on X Thursday that the newly offered Canary XRP ETF—which began trading on Thursday—had already beaten his full-day estimate for trading volume after just 30 minutes on the open market.

Balchunas had set a full-day target of $17 million worth of trading volume, but XRPC had already topped $26 million in trading after 30 minutes, per Bloomberg data.

"Wow, gonna blow away my $17M guess," Balchunas wrote, adding that the XRP fund has a "good shot" of topping the Bitwise Solana Staking ETF (BSOL) as the largest debut this year with $57 million in volume.

Nashville-based Canary filed an 8-A form with the SEC on Monday to register its XRP ETF, which tracks the spot price of XRP, the fourth-largest cryptocurrency by market cap.

It's the second U.S. XRP ETF, following Rex-Osprey's September launch. That fund attracted $38 million on day one and now manages over $128 million in assets.



"While Solana is arguably more popular than XRP, Bitwise's Solana ETF managed to become a $500 million fund in two weeks, which suggests that there is demand for funds that provide exposure to crypto assets beyond Bitcoin and Ethereum," he said.



Three Catalysts That Could Boost XRP This Month

While the broader crypto market remains focused on macroeconomic uncertainty, XRP is positioned for a potentially volatile month, driven by a key ETF launch, growing institutional adoption, and a post-shutdown regulatory landscape. The most immediate catalyst is the debut of the first U.S. spot XRP...

News • Coins

XRP is up about 3% on the day to a price of $2.42 while many other top assets (like Bitcoin and Ethereum) are showing red on the day, with the overall market flat on the day according to CoinGecko.

Analysts told *Decrypt* that the Canary ETF launch could help boost XRP's price prospects in the near term, along with institutional interest and easing macro concerns—including the end of the U.S. government shutdown late Wednesday.

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

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Canary's XRP ETF Tops 2025 Debuts with $58M Day-One Volume

The XRPC ETF narrowly surpassed Bitwise's Solana ETF in first-day trading volume.

By Omkar Godbole, AI Boost

Nov 13, 2025


CoinDesk
FastNews

FastNews (CoinDesk)

What to know:

- Canary Capital's XRPC ETF debuted with $58 million in trading volume, the highest for any ETF launched this year.

Canary Capital's XRPC, the first U.S. spot exchange-traded fund (ETF) tied to payments-focused token XRP, marked an impressive debut Thursday with $58 million in trading volume – the highest for any ETF launched this year across more than 900 fund launches, according to Bloomberg's ETF analyst Eric Balchunas.

The volume tally narrowly edged out Bitwise's Solana ETF (BSOL), which logged $57 million on its first day, putting the two funds in a league of their own as the clear front-runners for 2025. Notably, the third-place ETF trailblazer lagged behind by over $20 million, underscoring the strong investor demand and interest focused on these two digital assets.

The XRPC ETF's strong start indicates growing institutional interest in diversifying their digital asset investment beyond bitcoin and ether. Despite a muted immediate price reaction for XRP itself, the ETF's strong trading volume indicates growing demand for regulated, mainstream investment vehicles that offer direct exposure to altcoins.

It remains to be seen if the early volume trends for the XRPC ETF will continue, underscoring investor interest in XRP Ledger's real-world payment utility and scalability.

XRP ETF Markets

More For You

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

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XRP surges minutes before ETF launch amid 'extreme market fear'

XRP is surging on ETF launch news.

ARJUN PARASHAR • NOV 13, 2025 8:27 AM EST

EDITED BY MEHAB QURESHI


XRP
XRP
XRP

XRP is defying broader market weakness as anticipation builds for the launch of the first U.S. spot XRP exchange-traded fund (ETF).

The rally comes after Nasdaq certified the listing of Canary Capital's XRP ETF (ticker: XRPC), positioning the product to begin trading as early as Thursday – pending final SEC effectiveness.

As of Thursday 8:30 AM ET, Nasdaq formally notified the Securities and Exchange Commission that it had received Canary's Form 8-A filing, a key step that triggers "automatic effectiveness" under Section 8(a) during and following the government shutdown.

XRP ETF could launch in the next hour, after market opens.

Bloomberg senior ETF analyst Eric Balchunas confirmed the development on X, writing:

> **"The official listing notice for XRPC has arrived from Nasdaq. Looks like tomorrow is on for the launch."**

More News:

- House considers insider trading ban as government shutdown comes to an end
- Billionaire twins–backed stock surges 100% after buying $50M 'encrypted Bitcoin'
- MicroStrategy stock drops 60% from peak as mNAV approaches 1

XRP could launch in few hours

Nate Geraci, president of ETF consultancy NovaDius, also noted that Canary had already launched its website for the ETF, adding on X:

"Canary Capital will be first to market."

If trading begins as expected, XRPC will become the sixth single-asset spot crypto ETF in the United States, joining Bitcoin (BTC), Ether (ETH), Solana (SOL), Litecoin (LTC), and Hedera (HBAR).

However, several analysts reminded investors that the Nasdaq letter is procedural, not a final green light:

> **"The Nasdaq letter itself does not say the ETF is effective — it only says Nasdaq approved the listing and joined the registrant's request for SEC effectiveness," one commentator wrote, warning it is a "routine procedural letter, not confirmation that trading will start."**

Scroll to Continue

According to the Crypto Fear & Greed Index, market sentiment has plunged back into Extreme Fear at 15, its lowest level in weeks. The reading signals traders are increasingly nervous as volatility spikes and liquidity thins.

Whales accumulated XRP before the ETF announcement

CryptoQuant on-chain analyst Woominkyu said futures markets showed large players positioning well before the ETF news broke:

> **"Before the XRP Spot ETF announcement, futures data showed a clear rise in whale-sized orders, indicating early positioning while price was still compressed."**

But the dynamic changed sharply once the ETF story hit headlines:

"Retail-sized orders only appeared after the ETF news," he said.
"This pattern — whales first, retail last — is common in crypto and often marks a shift in market conditions."

Woominkyu warned the new mix of participants will likely increase volatility:

> **"Once retail enters late, the market typically becomes more volatile and less predictable, as sentiment starts mixing with earlier informed flows. The ETF news accelerated this transition."**

The on-chain data supports this picture:

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First XRP Spot ETF Opens for Trade With Canary Capital's XRPC

XRP is the latest token to be wrapped in a spot exchange-traded fund after the introduction of bitcoin and ether funds 2024 and solana just weeks ago.

By Helene Braun | Edited by Stephen Alpher

Updated Nov 13, 2025, 10:25 a.m. Published Nov 13, 2025, 9:29 a.m.



What to know:

- Canary Capital has launched the first spot XRP exchange-traded fund to the U.S. market.
- The fund arrives after the hedge fund re-filed its application under the Investment Company Act of 1940 earlier this month.

Canary Capital has brought to market the first exchange-traded fund (ETF) offering spot exposure to XRP, expanding the crypto ETF landscape beyond bitcoin BTC $89,695.24, ether ETH $2,938.10 and solana SOL $153.33.

XRP is up modestly over the past 24 hours to $2.46, but higher by 7.8% over the last week, solidly outperforming most major cryptos.

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

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The fund, which will begin trading on the Nasdaq starting today under the ticker XRPC, is structured under the Investment Company Act of 1940 – a regulatory framework that mandates the use of a qualified custodian to hold the underlying crypto assets.

Canary Capital, Bitwise, Franklin Templeton, and 21Shares all had filed new documents for their spot XRP funds, with Canary Capital being the first one to do so.

"XRP is one of the most established and widely used digital assets in the world, accessibility to XRP through an ETF will enable the next wave of adoption and growth in a critical blockchain system," said Steven McClurg, CEO of Canary Capital, in a statement. "We believe XRP will play a key role in the evolution of our global financial system."

The fund allows traditional investors to access XRP and network-generated rewards through a brokerage account without needing to directly manage crypto assets.

XRP, which powers the Ripple payment network, operates on a consensus mechanism distinct from proof-of-stake blockchains like Ethereum or Solana. However, the ETF's design offers yield features tied to blockchain participation, positioning it as part of a new category of digital asset funds that bundle potential income with crypto exposure.

The new fund reflects an ongoing evolution in the crypto ETF space, as issuers and regulators test new ways to package blockchain-native features like staking or yield into regulated investment vehicles designed for broader market access.

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Canary Capital's **XRP** (CRYPTO: XRP) **ETF** has surprised analysts's expectations by outperforming a recent **Solana** (CRYPTO: SOL) **ETF launch in trading volume, signaling persistent interest** for the altcoin.

Cryptocurrency	Ticker	Price	Market Cap	7-Day Trend
XRP	(CRYPTO: XRP)	$2.42	$146.02 billion	+8.7%
Bitcoin	(CRYPTO: BTC)	$100,893.47	$2.01 trillion	-0.6%
Ethereum	(CRYPTO: ETH)	$3,375.81	$407.3 billion	+2.4%

Trader Notes: DonAlt noted he's taking a position in XRP with a tight stop, testing whether the market still has momentum.

Another trader Mikybull Crypto expects one final explosive rally before a cycle top.

Mikybull Crypto

Statistics: Canary Capital XRP ETF (XRPC) generated $26 million in trading volume within its first 30 minutes, far surpassing the $17 million estimate by analysts.

At current rates, it could beat the $57 million first-day volume of Bitwise's Solana Staking ETF as biggest ETF launch of the year — a record for an ETF other than Bitcoin or Ethereum.

XRPC offers exposure to the native token of the XRP Ledger, designed to track network performance across payments and liquidity protocols.

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Updated 5 days ago

Ripple-Linked XRP Token Falls After ETF Launch



By Vicky Ge Huang, Reporter

XRP price performance


$3.75
3.50
3.25
3.00
2.75
2.50
2.25
2.00
1.75
1.50
2025
Nov.

Source: Kraken

The cryptocurrency XRP fell about 3% Thursday after the first U.S. exchange-traded fund holding the token began trading.

The fund, launched by crypto asset manager Canary Capital, saw about $58 million worth of shares changing hands on its first day of trading, according to Bloomberg data.

It is among the initial wave of crypto ETFs launched under the Securities and Exchange Commission's new, streamlined listing standards, said Steven McClurg, Canary Capital's chief executive.

With a market cap of about $138 billion, XRP is the fourth-largest cryptocurrency behind bitcoin, ether and tether, a dollar-pegged stablecoin.

XRP USD XRPUSD (Kraken) 2.0652 -0.1378 -6.2568%

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

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n Bitcoin BTC $89860.00 -3.34% Ethereum ETH $2967.65 -4.94% XR

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XRP ETF surges to $26M in opening volume within 30 minutes

XRP's first U.S. spot ETF opened with $26M in early volume.

ARJUN PARASHAR • UPDATED: NOV 13, 2025 4:34 PM EST · ORIGINAL: NOV 13, 2025

REVIEWED BY MEHAB QURESHI


ripple
GLOBAL PAYM
CERTAINTY

The first U.S. spot XRP exchange-traded fund (ETF) is off to a blistering start, with Canary Capital's newly launched XRPC pulling in $26 million in volume within the first 30 minutes of trading on Nov.

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XRPC US $ 26.54 +26.54
K26.50 / 26.5
At 10:08 Vol 980,655 O 26.63Q H 26.89Z L 26
Historical Price Table
XRPC US Equity
Export
Settings
Canary XRP ETF
Range 11/13/2025 - 11/13/2025
Fields Last Price Turnover / Tra
View Price Table
Date Last Price Turnover ...
Fr 11/14/25
Th 11/13/25 H 26.540001 26,030,470

Image shared by Eric Balchunas on X

Bloomberg senior ETF analyst Eric Balchunas highlighted the early surge, writing:

> "$XRPC at $26m in volume in first 30min, wow, gonna blow away my $17m guess. Has good shot at beating $BSOL's $57m as biggest Day One of any launch this year."

XRP ETF launch builds momentum as traders pile in

The strong open follows days of heightened anticipation after Nasdaq certified the listing and the Securities and Exchange Commission allowed the product to become automatically effective during the recent government shutdown.

XRP (XRP) had already been trending higher ahead of the launch, defying broader market weakness as traders positioned for the sixth single-asset spot crypto ETF to hit U.S. markets.

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Canary's XRP ETF Off to Hot Start, Has 'Good Shot' of Breaking Record: Analyst

The Canary XRP fund appears on track to notch the year's hottest start for any ETF, already beating estimates in just 30 minutes of trading.

By Andrew Hayward


decrypt

In brief

- The Canary XRP ETF began trading in the U.S. on Thursday.
- Bloomberg Senior ETF Analyst Eric Balchunas said the fund had already racked up $26 million in trading volume within 30 minutes.
- Bitwise's Solana Staking ETF holds the first-day record for 2025 with $57 million in trading volume.

https://decrypt.co/348538/canary-xrp-etf-hot-start-good-shot-breaking-record-analyst

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Could an XRP fund produce the year's hottest start for any exchange-traded fund?

It's possible, according to Bloomberg Senior ETF Analyst Eric Balchunas, who wrote on X Thursday that the newly offered Canary XRP ETF—which began trading on Thursday—had already beaten his full-day estimate for trading volume after just 30 minutes on the open market.

Balchunas had set a full-day target of $17 million worth of trading volume, but XRPC had already topped $26 million in trading after 30 minutes, per Bloomberg data.

$XRPC at $26m in volume in first 30min, wow, gonna blow away my $17m guess. Has good shot at beating $BSOL's $57m as biggest Day One of any launch this year. pic.twitter.com/UrbHsRYxYV

— Eric Balchunas (@EricBalchunas) November 13, 2025

"Wow, gonna blow away my $17M guess," Balchunas wrote, adding that the XRP fund has a "good shot" of topping the Bitwise Solana Staking ETF (BSOL) as the largest debut this year with $57 million in volume.

Nashville-based Canary filed an 8-A form with the SEC on Monday to register its XRP ETF, which tracks the spot price of XRP, the fourth-largest cryptocurrency by market cap.

It's the second U.S. XRP ETF, following Rex-Osprey's September launch. That fund attracted $38 million on day one and now manages over $126 million in assets.



ETFcom Senior Analyst Sumit Roy told Decrypt earlier this week that XRP funds could command significant inflows.

11/19/25, 11:02 AM Canary's XRP ETF Off to Hot Start, Has 'Good Shot' of Breaking Record: Analyst - Decrypt

"While Solana is arguably more popular than XRP, Bitwise's Solana ETF managed to become a $500 million fund in two weeks, which suggests that there is demand for funds that provide exposure to crypto assets beyond Bitcoin and Ethereum," he said.



Three Catalysts That Could Boost XRP This Month

While the broader crypto market remains focused on macroeconomic uncertainty, XRP is positioned for a potentially volatile month, driven by a key ETF launch, growing institutional adoption, and a post-shutdown regulatory landscape. The most immediate catalyst is the debut of the first U.S. spot XRP...

News * Coins

XRP is up about 3% on the day to a price of $2.42 while many other top assets (like Bitcoin and Ethereum) are showing red on the day, with the overall market flat on the day according to CoinGecko.

Analysts told *Decrypt* that the Canary ETF launch could help boost XRP's price prospects in the near term, along with institutional interest and easing macro concerns—including the end of the U.S. government shutdown late Wednesday.

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

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November 21, 2025

Could the United States' First-Ever Spot XRP ETF Launch This Week?

By Keith Noonan (/author/6956/) – Nov 12, 2025 at 1:58PM

Follow (https://profile.google.com/cp/CgkvbS8wNTc4bWs)

CRYPTO: XRP (/QUOTE/CRYPTO/XRP/)
XRP

Market Cap $134B

Today's Change
(3.82%) $0.08

Current Price
$2.23

Price as of November 18, 2025 at 4:04 PM ET

KEY POINTS

- **Canary Capital's XRP spot ETF could begin trading on the Nasdaq exchange in the very near future.**
- **The launch of XRP ETFs could broaden the reach of the token and accelerate adoption trends.**
- 10 stocks we like better than XRP › (https://api.fool.com/infotron/infotrack/click?apikey=35527423-a535-4519-a07f-20014582e03e&impression=a33b4018-5188-4e04-a910-cab3b46c2a89&url=https%3A%2F%2Fwww.fool.com%2Fmms%2Fmark%2Fe-sa-nonbbn-kp%3Faid%3D8867%26source%3Disaedikp0000027%26ftm_cam%3Dsa-bbn-evergreen%26ftm_veh%3Dkeypoints_pitch%26ftm_pit%3D15886)

The arrival of a long-awaited catalyst for XRP may be imminent.

XRP (XRP (/quote/crypto/xrp/) +3.82%) could be on the verge of a major turning point. The launch of the first exchange-traded fund (ETF (https://www.fool.com/terms/e/etfs/)) built around the token appears to be imminent. Canary Capital recently submitted a Form 8-A filing with the Securities and Exchange Commission (SEC (https://www.fool.com/terms/s/sec/)), potentially setting the stage for the first spot ETF centered around XRP to be listed on the **Nasdaq** exchange either today or tomorrow.

Is the first-ever spot ETF for the token really on the precipice of hitting the market? And if so, what will it mean for investors?

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Image source: Getty Images

Is the Canary XRP ETF ready for prime time?

With a market capitalization of approximately $141 billion, XRP is now the third-largest cryptocurrency by market capitalization -- trailing behind only **Bitcoin** and **Ethereum**. While **Tether** does have a higher market cap at $183 billion, the stablecoin (https://www.fool.com/terms/s/stablecoins/) is often excluded when ranking cryptocurrencies by valuation.

XRP has demonstrated impressive staying power in the crypto space and built strong brand strength through its tech foundations, and there seems to be a high likelihood that Canary's XRP spot ETF will be able to begin trading this week -- or in the very near future.

Collapse

CRYPTO: XRP (/quote/crypto/xrp/)
XRP

Today's Change
(3.82%) $0.08

Current Price
$2.23


$2.70
$2.60
$2.50

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.


$2.40
$2.30
$2.20
$2.10
10/17
10/24
10/31
11/7
11/14
XRP

YTD 1W 1M 3M 6M 1Y 5Y

PRICE VS S&P

KEY DATA POINTS

Market Cap	$134B
Day's Range	$2.12 - $2.24
52wk Range	$1.06 - $3.65
Volume	5.9B
Avg Vol	0
Gross Margin	0.00%
Dividend Yield	N/A

Upon listing, the Canary XRP ETF would begin trading under the (NASDAQ:XRPC) ticker symbol and could be purchased through most major brokerages. The launch of the ETF could indirectly expand the market for the token. For example, investors who wanted exposure to the token but had yet to open a crypto wallet or an account on a crypto-trading platform could easily buy shares of the ETF through platforms such as E*Trade or Fidelity. The fund is expected to have an annual management fee of 0.5%.

Canary will presumably purchase XRP tokens to supply its ETF, which could help strengthen bullish valuation momentum. While investors in the ETF won't own the tokens directly, they will own equity in the fund that holds them.

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

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November 21, 2025

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The ETF built around the token would come with some extra regulatory protections that are absent from cryptocurrencies (https://www.fool.com/investing/stock-market/market-sectors/financials/cryptocurrency-stocks/guide-to-cryptocurrencies/) and the crypto market. On the other hand, the performance of XRP's token price is likely to be the biggest factor in shaping valuation performance for the ETF.

What does it mean for XRP?

While the Canary XRP ETF looks poised to be the first spot exchange-traded-fund for the token, it probably won't be the last. With the launch of new ETFs centered around the cryptocurrency, the token's integration into new financial instruments could wind up being a substantially positive performance catalyst.

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.90% Ethereum ETH $3123.36 ▲3.20% XRP XRP $2.22 ▲2.78% Solana

HOME / CRYPTO / TRADING NEWS & ANALYSIS

Nasdaq set to debut XRP ETF this Thursday

The official listing notice for the first spot XRP ETF arrives from Nasdaq.

ARJUN PARASHAR • UPDATED: NOV 12, 2025 3:15 PM EST · ORIGINAL: NOV 11, 2025

REVIEWED BY MEHAB QURESHI



The U.S. Securities and Exchange Commission (SEC) has acknowledged the registration of the Canary XRP exchange-traded fund (ETF), and Nasdaq has now issued the official listing notice for the product - indicating that trading is poised to begin Thursday morning.

According to the SEC's Form 8-A filing, the ETF is set to list on Nasdaq under the name Canary XRP ETF (XRPC).

XRP ETF launch signals new era for U.S. crypto funds

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-282545
November 21, 2025

The registration and listing conclude months of filings and reviews following the fund's Form S-1 submission on Oct. 24. Once effective, the ETF will give investors exposure to XRP through a regulated, exchange-listed product backed by custodial holdings.

The Canary XRP ETF's progress reflects mounting momentum for crypto-based exchange-traded products in the U.S., coming on the heels of the spot Bitcoin and Ethereum ETF launches in 2024 - milestones that reshaped institutional crypto participation.

Source: Eric Balchunas on X

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The registration concludes months of filings and reviews following the fund's form S-1 submission on Oct. 24.

Once effective, the ETF will offer investors exposure to XRP through a regulated, exchange-listed product backed by custodial holdings.

The Canary XRP ETF's progress comes amid growing momentum for crypto-based exchange-traded products in the U.S., following the spot Bitcoin and Ethereum ETF launches in 2024, which marked a turning point for institutional crypto adoption.

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-282545
November 21, 2025

Industry observers say the move signals increased regulatory openness toward diversified digital-asset funds.

XRP price reacts to ETF confirmation

XRP's price fell 3% over the past 24 hours to around $2.33. The token briefly jumped after the ETF news but remains down on the day, suggesting cautious market sentiment.

Despite the price decline, the 24-hour trading volume rose to $4.75 billion, indicating increased activity and renewed interest from traders positioning ahead of the ETF debut. XRP's market capitalization stands at $140.6 billion, making it the fourth-largest cryptocurrency.

3 Replies View All

anonymous - 8d
rex osprey xrpr was the first

ArjunParashar - Nov 11, 2025
Big week for XRP!! The first-ever U.S. spot ETF could finally hit the market. If...
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Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-282545
November 21, 2025

Sherwood



(Getty Images)

XRP set for another US-based ETF with Canary Capital's rollout likely on Thursday

The price of XRP has dropped 3.6% in the last 24 hours.

Sage D. Young 11/12/25 12:49PM

XRP, the fourth-largest cryptocurrency by market capitalization, is getting another US-based ETF.

Canary Capital's spot XRP ETF, under the ticker XRPC, is anticipated to roll out on Thursday now that the Nasdaq has approved its application for listing. The new ETF follows Rex-Osprey's XRP ETF, which launched in September.

The new fund acts as another step in traditional finance's gradual embrace of cryptocurrencies — namely XRP XRP $2.22 (2.72%), which has been the subject of long regulatory battles with the SEC.

Canary's Form 8-A filing marked the final step before trading, suggesting the fund's debut on Thursday market open, according to Bloomberg senior ETF analyst Eric Balchunas.

Canary Capital Group intends to purchase 10,000 shares at a per-share price of $25 and use total proceeds from the sale of the seed shares to acquire XRP, the firm's Form S-1 registration statement with the SEC showed.

Additional XRP ETFs are in the pipeline. 21Shares, Grayscale, and Franklin Templeton each amended their S-1 registration forms this month, while Bitwise and CoinShares amended theirs in October, per SEC filings. For investors, the lineup of XRP ETFs could expand liquidity and institutional participation to one of crypto's most recognized digital assets.

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-282545
November 21, 2025

The price of XRP is down 3.7% in the last 24 hours, but has more than tripled since last November.

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Sage D. Young

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Fidelity and Canary Capital roll out spot solana ETFs, joining Bitwise, Grayscale, and VanEck

The price of solana is trading around $140, more than 50% away from its all-time high set in January.

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-282545
November 21, 2025

$XRP

Final explosive rally then top for the cycle



10:20 AM Nov 13, 2025

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Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-282545
November 21, 2025

Statistics: Canary Capital XRP ETF (XRPC) generated $26 million in trading volume within its first 30 minutes, far surpassing the $17 million estimate by analysts.

At current rates, it could beat the $57 million first-day volume of Bitwise's Solana Staking ETF as biggest ETF launch of the year — a record for an ETF other than Bitcoin or Ethereum.

XRPC offers exposure to the native token of the XRP Ledger, designed to track network performance across payments and liquidity protocols.

Read Next:

- **Time To Sell XRP? These 3 Indicators Scream 'Take Profits'**

Image: Shutterstock

$XRP $2.13
Ripple - United States … -4.16%

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Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.